TWIN DISC, INCORPORATED

$25,000,000

  6.05% SENIOR NOTES DUE APRIL 10, 2016

______________

NOTE AGREEMENT

______________

Dated as of April 10, 2006

-iii-

PURCHASER SCHEDULE

SCHEDULE	8A	--	SUBSIDIARIES AND THE COMPANY’S PERCENTAGE
OWNERSHIP OF EACH
SCHEDULE	8F	--	LITIGATION
SCHEDULE	8L	--	DUMP SITES
SCHEDULE	8M	--	TANKS
SCHEDULE	8N	--	OTHER ENVIRONMENTAL CONDITIONS
SCHEDULE	8O	--	ENVIRONMENTAL JUDGMENTS, DECREES AND ORDERS
SCHEDULE	10B	--	EXITING INDEBTEDNESS AND EXISTING LIENS

EXHIBIT A		--	FORM OF NOTE
EXHIBIT B		--	FORM OF DISBURSEMENT DIRECTION LETTER
EXHIBIT C		--	FORM OF OPINION OF COMPANY’S COUNSEL
EXHIBIT D		--	FORM OF COMPLIANCE CERTIFICATE

-iv-

TWIN DISC, INCORPORATED
1328 Racine Street
Racine, Wisconsin 53403

As of April 10, 2006

To Each of the Purchasers Named in the
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

     The undersigned, Twin Disc, Incorporated, a Wisconsin corporation (herein called the “Company”), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the “Purchasers”) as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

     1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes (the “Notes”) in the aggregate principal amount of $25,000,000, to be dated the date of issue thereof, to mature April 10, 2016, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.05% per annum (provided that, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) the outstanding principal balance of the Notes shall bear interest from and after the date of such Event of Default and until the date such Event of Default ceases to be in existence at the rate per annum from time to time equal to the Default Rate) and on overdue payments at the rate per annum from time to time equal to the Default Rate, and to be substantially in the form of Exhibit A attached hereto. The term “Notes” as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

     2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite such Purchaser’s name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to each Purchaser, at the offices of Schiff Hardin LLP at 6600 Sears Tower, Chicago, Illinois, 60606, one or more Notes registered in such Purchaser’s name (or, if specified in the Purchaser Schedule, in the name of the nominee(s) for such Purchaser specified in the Purchaser Schedule), evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds on the date of closing, which shall be April 10, 2006 (herein called the “closing” or the “date of closing”), for credit to the account or accounts as shall be specified in a letter on the Company’s letterhead, in substantially the form of

Exhibit B attached hereto, from the Company to the Purchasers delivered prior to the date of closing.

     3. CONDITIONS OF CLOSING. Each Purchaser’s obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

     3A. Documents. Such Purchaser shall have received original counterparts or, if satisfactory to such Purchaser, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such Purchaser, dated the date of closing unless otherwise indicated, and, on the date of closing, in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis for the termination thereof:

     (i) the Note or Notes to be purchased by such Purchaser in the form of Exhibit A attached hereto;

     (ii) a Secretary’s Certificate signed by the Secretary or Assistant Secretary and one other officer of the Company certifying, among other things (a) as to the name, titles and true signatures of the officers of the Company authorized to sign this Agreement, the Notes and the other documents to be delivered in connection with this Agreement, (b) that attached thereto is a true, accurate and complete copy of the certificate of incorporation of the Company, certified by the Secretary of State of the state of organization of the Company as of a recent date, (c) that attached thereto is a true, accurate and complete copy of the by-laws of the Company which were duly adopted and are in effect as of the date of closing and have been in effect immediately prior to and at all times since the adoption of the resolutions referred to in clause (d) below, (d) that attached thereto is a true, accurate and complete copy of the resolutions of the board of directors or other managing body of the Company, duly adopted at a meeting or by unanimous written consent of such board of directors or other managing body, authorizing the execution, delivery and performance of this Agreement, the Notes and the other documents to be delivered in connection with this Agreement, and that such resolutions have not been amended, modified, revoked or rescinded, and are in full force and effect and are the only resolutions of the shareholders, partners or members of the Company or of such board of directors or other managing body or any committee thereof relating to the subject matter thereof, (e) that this Agreement, the Notes and the other documents executed and delivered to such Purchaser by the Company are in the form approved by its Board of Directors of other managing body in the resolutions referred to in clause (d), above, and (f) that no dissolution or liquidation proceedings as to the Company or any Subsidiary have been commenced or are contemplated;

     (iii) a certificate of corporate or other type of entity and tax good standing for the Company and each of its Domestic Subsidiaries from the Secretary of State of the state of organization of the Company and each such Domestic Subsidiary and of each state in which the Company or any such Domestic Subsidiary is required to be qualified to transact business as a foreign organization, in each case dated as of a recent date;

     (iv) Certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Domestic Subsidiary (under its present name and previous names) as debtor and which are filed in the office of the Secretary of State in any state in which the Company or any Domestic Subsidiary is organized or maintains an office or in which any assets of the Company or any Domestic Subsidiary are located, and lien and judgment search reports from the county recorder of any county in which the Company or any Domestic Subsidiary maintains an office or in which any assets of the Company or any Domestic Subsidiary are located; and

     (v) such other certificates, documents and agreements as such Purchaser may reasonably request.

     3B. Opinion of Purchasers’ Special Counsel. Such Purchaser shall have received from Schiff Hardin LLP, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

     3C. Opinion of Company’s Counsel. Such Purchaser shall have received from von Briesen & Roper, s.c., counsel to the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit C attached hereto, and the Company, by its execution hereof, hereby requests and authorizes each such special counsel to render such opinion, and understands and agrees that each Purchaser receiving such an opinion will be relying, and is hereby authorized to rely, on such opinion.

     3D. Representations and Warranties; No Default; Satisfaction of Conditions. The representations and warranties contained in paragraph 8 shall be true on and as of the date of closing, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby; there shall exist on the date of closing no Event of Default or Default, both before and immediately after giving effect to the issuance of the Notes on the date of closing and the consummation of any other transactions contemplated hereby; the Company shall have performed all agreements and satisfied all conditions required under this Agreement to be performed or satisfied on or before the date of closing; and the Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of closing, to each such effect.

     3E. Purchase Permitted By Applicable Laws; Approvals. The purchase of and payment for the Notes to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation T, U or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition. All necessary authorizations, consents, approvals, exceptions or other actions by or notices to or filings with any court or administrative or governmental body or other Person required in connection with the execution, delivery and performance of this

Agreement and the Notes or the consummation of the transactions contemplated hereby or thereby shall have been issued or made, shall be final and in full force and effect and shall be in form and substance satisfactory to such Purchaser.

     3F. Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Company and its Subsidiaries, taken as a whole, and its Subsidiaries, taken as a whole, in either case since June 30, 2005 shall have occurred or be threatened, as determined by such Purchaser in its sole judgment.

     3G. Credit Agreement Amendment. The Credit Agreement Amendment, to permit the Company to execute, deliver and perform its respective duties or obligations under this Agreement and the Notes, issue the Notes and consummate the other transactions contemplated hereby and by the Notes, and having other terms and conditions satisfactory to such Purchaser, shall have been duly executed and delivered by the Company and the Bank, and shall be in full force and effect. Such Purchaser shall have received a copy of the Credit Agreement, all amendments thereto, including the Credit Agreement Amendment, and all schedules and exhibits thereto, certified by an Officer’s Certificate, dated the date of closing, as correct and complete.

     3H. Fees and Expenses. Without limiting the provisions of paragraph 11B hereof, the Company shall have paid the reasonable fees, charges and disbursements of special counsel to the Purchasers referred to in paragraph 3B hereof.

     3I. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

     4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraphs 4A and 4E and the optional prepayments permitted by paragraph 4B.

     4A. Required Prepayments. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $3,571,428.58 on April 10 in each of the years 2010 to 2015, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates (provided that upon any purchase of the Notes pursuant to paragraph 4E or 4F the principal amount of each required prepayment of the Notes becoming due under this paragraph 4A on and after the date of such purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such purchase). The remaining outstanding principal amount of the Notes, together with any accrued and unpaid interest thereon, shall become due on April 10, 2016, the maturity date of the Notes.

     4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $500,000 and a minimum of $1,000,000 on any one occurrence), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the

Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal thereof (including the required payment of principal due upon the maturity thereof) in inverse order of their scheduled due dates.

     4C. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the aggregate principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

     4D. Partial Payments Pro Rata. In the case of each prepayment of less than the entire outstanding principal amount of all Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated pro rata to all Notes at the time outstanding in proportion to the respective outstanding principal amounts thereof.

     4E. Offer to Prepay Notes in the Event of a Change of Control.

     4E(1). Notice of Change of Control. The Company will, at least 30 days prior to any Change of Control, give written notice of such Change of Control to each holder of the Notes. Such notice shall contain and constitute an offer to prepay the Notes as described in paragraph 4E(3) and shall be accompanied by the certificate described in paragraph 4E(6).

     4E(2). Notice of Acceptance of Offer under Paragraph 4E(1). If the Company shall at any time receive an acceptance to an offer to prepay Notes under paragraph 4E(1) from some, but not all, of the holders of the Notes, then the Company will, within two Business Days after the receipt of such acceptance, give written notice of such acceptance to each other holder of the Notes.

     4E(3). Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraph 4E(1) shall be an offer to prepay, in accordance with and subject to this paragraph 4E, all, but not less than all, of the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) at the time of the occurrence of the Change of Control.

     4E(4). Rejection; Acceptance. A holder of Notes may accept or reject the offer to prepay made pursuant to this paragraph 4E by causing a notice of such acceptance or rejection to be delivered to the Company prior to the prepayment date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this paragraph 4E shall be deemed to constitute an acceptance of such offer by such holder.

     4E(5). Prepayment. Prepayment of the Notes to be prepaid pursuant to this paragraph 4E shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and the Yield-Maintenance Amount, if any, with respect thereto. The prepayment shall be made at the time of occurrence of a Change of Control.

     4E(6). Officer’s Certificate. Each offer to prepay the Notes pursuant to this paragraph 4E shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying (i) the proposed prepayment date, (ii) that such offer is made pursuant to this paragraph 4E, (iii) the principal amount of each Note offered to be prepaid, (iv) the interest that would be due on each Note offered to be prepaid, accrued to the prepayment date, (v) that the conditions of this paragraph 4E have been fulfilled, and (vi) in reasonable detail, the nature and anticipated date of the Change of Control.

     4F. No Acquisition of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B, upon acceptance of an offer to prepay pursuant to paragraph 4E or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement.

     5. AFFIRMATIVE COVENANTS. From and after the date of this Agreement and unless otherwise consented to in accordance with paragraph 11C, which consent shall not be unreasonably withheld, until the entire amount of principal of, interest on and Yield-Maintenance Amount, if any, with respect to, the Notes, and all other amounts of fees and payments due under this Agreement and the Notes are paid in full:

     5A. Payment. The Company covenants that it shall timely pay or cause to be paid the principal of and interest on the Notes and all other amounts due under this Agreement.

     5B. Corporate Existence; Properties; Ownership. The Company covenants that it shall, and shall cause each Subsidiary to: (i) maintain its corporate existence; except that the Company may permit any Subsidiary to merge into it or into a wholly owned Subsidiary; (ii) conduct its business substantially as now conducted or as described in any business plans delivered to the Purchasers prior to the date of closing; (iii) maintain all assets (other than assets no longer used or useful in the conduct of its business) in good repair, working order and condition, ordinary wear and tear excepted; and (iv) maintain accurate records and books of account in accordance with generally accepted accounting principles consistently applied throughout all accounting periods.

     5C. Licenses. The Company covenants that it shall maintain in full force and effect each license, permit and franchise granted or issued by any federal, state or local governmental agency or regulatory authority that is reasonably necessary to or used in the Company’s or any Subsidiary’s business.

     5D. Reporting Requirements. The Company covenants that it shall furnish to each Significant Holder such information respecting the business, assets and financial condition of the Company and its Subsidiaries as such Significant Holder may reasonably request and, without request:

     (i) As soon as available, and in any event within thirty (30) days after the end of each month, (a) a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of each such month; and (b) consolidated statements of income and surplus of the Company and its consolidated Subsidiaries for each such month, all in reasonable detail and certified as true and correct, subject to audit and normal year-end adjustments, by the vice president of finance or treasurer of the Company; and

     (ii) as soon as available, and in any event within ninety (90) days after the close of each fiscal year, a copy of the detailed annual audit report for such year and accompanying consolidated financial statements of the Company and its consolidated Subsidiaries prepared in reasonable detail and in accordance with generally accepted accounting principles and audited by independent certified public accountants of recognized standing selected by the Company, and reasonably satisfactory to the Required Holder(s), which audit report shall be unqualified and shall be accompanied by: (a) an unqualified opinion of such accountants, in form and substance reasonably satisfactory to the Required Holder(s), to the effect that the same fairly presents the financial condition and the results of operations of the Company and its consolidated Subsidiaries for the periods and as of the relevant dates thereof, and (b) a certificate of such accountants setting forth their computations as to the Company’s compliance with paragraph 5M of this Agreement stating that in the ordinary course of their audit, conducted in accordance with generally accepted auditing practices, they did not become aware of any Event of Default or, if their audit disclosed an Event of Default, a specification of the Event of Default and the actions taken or proposed to be taken by the Company with respect thereto; and

     (iii) within forty-five (45) days after the end of each fiscal quarter, an executed Compliance Certificate, in the form of Exhibit D attached hereto; and

     (iv) promptly upon its becoming available, furnish to such Significant Holder one copy of each financial statement, report, notice, or proxy statement sent by the Company to its shareholders generally and of each regular or periodic report, registration statement or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency; and

     (v) as soon as received, but in any event not later than ten (10) days after receipt, copies of all management letters and other reports submitted to the Company by independent certified public accountants in connection with any examination of the financial statements of the Company and notify such Significant Holder promptly of any change in any accounting method used by the Company in the preparation of the financial statements to be delivered to such Significant Holder pursuant to this paragraph 5D; and

     (vi) No later than June 30 of each year, a detailed forecast for the next fiscal year of the Company and its Subsidiaries in a form reasonably satisfactory to the Required Holder(s).

     5E. Taxes. The Company covenants that it shall, and the Company shall cause each Subsidiary to, pay all taxes and assessments prior to the date on which penalties attach thereto, except for any tax or assessment which is either not delinquent or which is being contested in good faith and by proper proceedings and against which adequate reserves have been provided.

     5F. Inspection of Properties and Records. The Company covenants that it shall, and the Company shall cause each Subsidiary to, permit each Significant Holder or its agents or representatives to visit any of its properties and examine any of its books and records upon reasonable prior notice, at any reasonable time and as often as may be reasonably desired, and the Company shall facilitate each such inspection, audit and examination; provided, however, that nothing in this Agreement shall require the Company to disclose, or shall entitle such Significant Holder to examine, copy or otherwise have access to, the Company’s trade secrets, which the Company has informed such Significant Holder are trade secrets of the Company, prior to any Event of Default nor thereafter, unless the Company and such Significant Holder shall enter into a confidentiality and nondisclosure agreement with respect to such trade secrets which agreement shall have terms reasonably acceptable to the Company.

     5G. Reference in Financial Statements. The Company covenants that it shall include, to the extent required by applicable Law, or cause to be included, a reference to this Agreement in all financial statements of the Company which are furnished to stockholders, financial reporting services, creditors and prospective creditors.

     5H. Compliance with Laws. The Company covenants that it shall, and the Company shall cause each Subsidiary to: (i) comply in all material respects with all applicable Environmental Laws, and orders of regulatory and administrative authorities with respect thereto, and, without limiting the generality of the foregoing, promptly undertake and diligently pursue to completion appropriate and legally authorized containment, investigation and clean-up action in the event of any release of petroleum products or hazardous materials or substances on, upon or into any real property owned, operated or within the control of the Company or any Subsidiary; and (ii) comply in all material respects with all other Laws applicable to the Company, its Subsidiaries, or their respective assets or operations.

     5I. Compliance with Agreements. The Company covenants that it shall, and the Company shall cause each Subsidiary to, perform and comply in all respects with the provisions of any agreement (including without limitation any collective bargaining agreement), license, regulatory approval, permit and franchise binding upon the Company or any Subsidiary or their respective assets or properties, if the failure to so perform or comply would have a material adverse effect on the condition (financial or otherwise) of the business, assets or properties of the Company or any Subsidiary.

5J. Notices. The Company covenants that it shall:

     (i) as soon as possible and in any event within five (5) Business Days after the Company’s knowledge of the occurrence of any Default or Event of Default, notify each holder of the Notes in writing of such Default or Event of Default and set forth the details thereof and the action which is being taken or proposed to be taken by the Company with respect thereto;

     (ii) promptly notify each holder of the Notes of the commencement of any litigation or administrative proceeding that would cause the representation and warranty of the Company contained in paragraph 8F of this Agreement to be untrue;

     (iii) promptly notify each holder of the Notes: (a) of the occurrence of any Reportable Event or Prohibited Transaction (as such terms are defined in ERISA) that has occurred with respect to any Plan; and (b) of the institution by the PBGC or the Company or any Subsidiary of proceedings under Title IV of ERISA to terminate any Plan;

     (iv) unless prohibited by applicable Law, notify each holder of the Notes, and provide copies, immediately upon receipt but in any event not later than ten (10) days after receipt, of any notice, pleading, citation, indictment, complaint, order or decree from any federal, state or local government agency or regulatory body, or any other source, asserting or alleging a circumstance or condition that requires or may require a financial contribution in an amount of $1,000,000 or more by the Company or any Subsidiary, or both, or an investigation, clean-up, removal, remedial action or other response by or on the part of the Company or any Subsidiary, or both, under Environmental Laws which would cost $1,000,000 or more or which seeks damages or civil, criminal or punitive penalties in an amount of $1,000,000 or more from or against the Company or any Subsidiary, or both, for an alleged violation of Environmental Laws; and provide each holder of the Notes with written notice of any condition or event which would make the representations and warranties contained in paragraphs 8K through 8P of this Agreement inaccurate, as soon as the Company becomes aware of such condition or event;

     (v) notify each holder of the Notes at least thirty (30) days prior to any change of the Company’s name or its use of any trade name;

     (vi) promptly notify each holder of the Notes of any damage to, or loss of, any of the assets or properties of the Company if the net book value of the damaged or lost asset or property at the time of such damage or loss exceeds $1,000,000;

     (vii) promptly notify each holder of the Notes of the commencement of any investigation, litigation, or administrative or regulatory proceeding by, or the receipt of any notice, citation, pleading, order, decree or similar document issued by, any federal, state or local governmental agency or regulatory authority that results in, or may result in, the termination or suspension of any license, permit or franchise necessary to the

Company’s business, or that imposes, or may result in the imposition of, a fine or penalty in an amount of $1,000,000 or more on the Company or both; and

     (viii) promptly notify each holder of the Notes of any material adverse change in the business, operations, assets, property, prospects or financial condition of the Company.

     5K. Insurance. The Company covenants that it shall, and the Company shall cause each Subsidiary to obtain and maintain at its own expense the following insurance, which shall be with insurers satisfactory to the Required Holder(s): (i) “all risks” property insurance in amounts not less than the one hundred percent (100%) replacement cost of all buildings, improvements, fixtures, equipment and other real and personal property of the Company or such Subsidiary, with a replacement cost agreed amount endorsement; (ii) commercial general liability insurance covered under a commercial general liability policy including contractual liability in an amount not less than $1,000,000 combined single limit for bodily injury, including personal injury, and property damage; (iii) product liability insurance in such amounts as is customarily maintained by companies engaged in the same or similar businesses; and (iv) worker’s compensation insurance in amounts meeting all statutory state and local requirements. The property and commercial general liability policies described above shall require the insurer to provide at least thirty (30) days’ prior written notice to each Significant Holder of any material change or cancellation of such policy.

     5L. New Subsidiaries; Acquisitions. If the Company organizes one or more new Subsidiaries after the date of closing in compliance with the terms of this Agreement, the Company shall promptly deliver to each holder of the Notes an amended Schedule 8A listing all of the Subsidiaries of the Company, together with the Company’s percentage of ownership of such Subsidiary. The Company agrees to give prior written notice to each holder of the Notes of any such new Subsidiary and of any acquisition permitted under paragraph 6C.

     5M. Financial Covenants. The Company covenants that:

     (i) Minimum Net Worth. The Company and its consolidated Subsidiaries shall maintain at all times an aggregate Net Worth of at least $70,321,000 plus 35% of the positive consolidated Net Income for each fiscal quarter from and after December 31, 2002 on a cumulative basis. For purposes of all computations made pursuant to this paragraph 5M(i), the Company may exclude from Net Worth adjustments that result from (a) changes to the assumptions used by the Company in determining its pension liabilities or (b) changes in the market value of plan assets up to an aggregate amount of adjustments equal to $34,000,000.

     The Company shall document such adjustments in the Compliance Certificate delivered by the Company to each Significant Holder pursuant to paragraph 5D(iii) of this Agreement.

     (ii) Minimum EBITDA. The Company and its consolidated Subsidiaries shall achieve EBITDA of at least the following amount as of the following dates, as determined for the four fiscal quarters of the Company and its consolidated Subsidiaries ending on the date of determination:
Date of Determination		Minimum EBITDA

June	30, 2006 and at the end of
each fiscal quarter thereafter		$11,000,000

     (iii) Maximum Total Funded Debt to EBITDA Ratio. The Company and its consolidated Subsidiaries shall not permit the ratio of Total Funded Debt to EBITDA to exceed the following ratio as of the following dates, all as determined, in the case of Total Funded Debt, on the date of determination, and in the case of EBITDA, for the preceding four fiscal quarters of the Company and its consolidated Subsidiaries ending on the date of determination:

Date of Determination		Maximum Ratio

June	30, 2006 and at the end of
each fiscal quarter thereafter		2.50 to 1.00

     5N. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5N, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

     6. NEGATIVE COVENANTS. From and after the date of this Agreement and unless otherwise consented to in accordance with paragraph 11C, which consent shall not be unreasonably withheld, until the entire amount of principal of, interest on and Yield-Maintenance Amount, if any, with respect to, the Notes, and all other amounts of fees and payments due under this Agreement and the Notes are paid in full:

     6A. Liens. The Company covenants that it will not, and will not permit any Subsidiary to, incur, create, assume or permit to be created or allow to exist any Lien upon or in any of its real estate, assets or properties, except Permitted Liens.

     6B. Indebtedness. The Company covenants that it will not, and will not permit any Subsidiary to, incur, create, assume, permit to exist, guarantee, endorse or otherwise become directly or indirectly or contingently responsible or liable for any Indebtedness, except Permitted Indebtedness.

     6C. Consolidation and Merger. The Company covenants that it will not, and will not permit any Subsidiary to, consolidate with or merge into any other Person, or permit another person to merge into it, or acquire substantially all of the assets of any other Person, whether in one or a series of transactions, except that (i) the Company may permit any Subsidiary to merge into it or into a wholly owned Subsidiary, and (ii) provided that (a) no Default or Event of Default then exists or would be created thereby and (b) the Fixed Charge Coverage Ratio of the Company as of the last day of the most recently ended fiscal quarter of the Company is at least 1.10:1 on an historical and pro forma basis taking into account such transaction, the Company may acquire substantially all of the assets or business or stock or other evidences of beneficial ownership of, any Person, provided further that the aggregate consideration paid and liabilities assumed for all such transactions may not exceed (1) $30,000,000 in the aggregate for the Company’s fiscal years 2006 and 2007 combined and (2) $10,000,000 in any fiscal year thereafter during the term of this Agreement, on a non-cumulative basis.

     6D. Disposition of Assets. The Company covenants that it will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired assets or properties except, prior to the occurrence of an Event of Default: (i) sales of inventory in the ordinary course of business; (ii) sales or other disposition of equipment, provided that such equipment is replaced by equipment of a similar kind and equivalent value; (iii) sales or other dispositions of any asset that is no longer used or useful in the business of the Company or any Subsidiary, and (iv) other dispositions of assets provided that such assets, in the aggregate for all such dispositions after December 19, 2002, (a) represent no more than 5% of the consolidated assets of the Company and its consolidated Subsidiaries as of the end of the fiscal quarter preceding any such disposition date and (b) are responsible for no more than 5% of the consolidated net revenues or of the consolidated net income of the Company and its consolidated Subsidiaries, for the four consecutive fiscal quarters ending on the last day of the fiscal quarter preceding the disposition date.

     6E. Investments. The Company covenants that it will not, and will not permit any Subsidiary to, make any Investment in or to other Persons, except Permitted Investments.

     6F. Restricted Payments. The Company covenants that it will not, and will not permit any Subsidiary to, (i) declare or pay any non-cash dividends; or (ii) purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or (iii) make any distribution of assets to its stockholders as such, whether in assets or in obligations of the Company; or (iv) allocate or otherwise set apart any sum for the purchase, redemption, or retirement of any shares of its capital stock; or (v) make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, or (vi) declare or pay any cash dividends to any stockholders; provided, however, so long as no Default or Event of Default then exists or would be created thereby, the Company may (a) pay cash dividends not to exceed $3,000,000 in any rolling four-quarter period and (b) purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding provided that the aggregate of the amount paid or consideration paid or extended for any such stock shall not exceed $2,500,000 in any rolling four-quarter period.

     6G. Transaction with Affiliates. The Company covenants that it will not, and will not permit any Subsidiary to, engage in any transaction with an Affiliate on terms materially less favorable to the Company or such Subsidiary than would be available at the time from a Person who is not an Affiliate.

     6H. Guarantees. The Company covenants that it will not, and will not permit any Subsidiary to, guarantee the Indebtedness of any Person, except guaranties of the Notes.

     6I. Capital Expenditures. The Company covenants that it will not, and will not permit any Subsidiary to, make, or enter into any binding agreement to make, expenditures for fixed or capital assets (including expenditures financed with Permitted Indebtedness) in excess of $15,000,000 in the aggregate for any fiscal year, on a noncumulative basis.

     6J. Most Favored Lender. The Company covenants that if, on any date, it or any Subsidiary enters into, assumes or otherwise becomes bound or obligated under any agreement evidencing, securing, guaranteeing or otherwise relating to any Indebtedness (other than the Indebtedness evidenced by the Notes) in excess of $1,000,000, or obligations in excess of $1,000,000 in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries, that contains, or amends any such agreement to contain, one or more Additional Covenants or Additional Defaults, then on such date the terms of this Agreement shall, without any further action on the part of the Company or any of the holders of the Notes, be deemed to be amended automatically to include each Additional Covenant and each Additional Default contained in such agreement. The Company further covenants to promptly execute and deliver at its expense (including the reasonable fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holder(s) evidencing the amendment of this Agreement to include such Additional Covenants and Additional Defaults, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this paragraph 6J, but shall merely be for the convenience of the parties hereto.

     6K. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nations and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

     7. EVENTS OF DEFAULT.

     7A. Acceleration. If any Event of Default shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise), then (a) if such Event of Default is an Event of Default specified in clause (i) of the definition of Notice Event of Default, any holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare all the Notes held by such holder to be, and all the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such Event of Default is an Automatic Event of Default, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such Event of Default is a Event of Default specified in any of clauses (ii) through (ix), inclusive, of the definition of Notice Event of Default, the Required Holder(s) may at its or their option, by notice in writing to the

Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from prepayment by the Company (except as herein specifically provided for) and without the occurrence of an Event of Default and that the provision for payment of Yield-Maintenance Amount by the Company in the event the Notes are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

     7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the Default Rate, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

     7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

     7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

     8A. Organization and Qualification; Subsidiaries. The Company and each Subsidiary is a corporation duly and validly organized and existing under the Laws of the state of its incorporation and has the corporate power and all necessary licenses, permits and franchises to own its assets and properties and to carry on its business as now conducted or presently contemplated. Each of the Company and each Subsidiary is duly licensed or qualified to do business and is in active status or good standing in all jurisdictions in which failure to do so would have a material adverse effect on its business or financial condition. All of the Subsidiaries of the Company and a designation as to whether such Subsidiary is a Domestic Subsidiary, together with the Company’s percentage of ownership of each Subsidiary, are set forth on Schedule 8A.

     8B. Financial Statements. All of the financial statements of the Company and its Subsidiaries heretofore furnished to any Purchaser by the Company are accurate and complete in all material respects and fairly present the financial condition and the results of operations of the Company and its Subsidiaries for the periods covered thereby and as of the relevant dates thereof, all financial statements were prepared in accordance with generally accepted accounting principles, subject in the case of interim financial statements to audit and year-end adjustments. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Company and its Subsidiaries since the date of the latest of such financial statements. The Company has no knowledge of any material liabilities of any nature not disclosed in writing to each Purchaser.

     8C. Authorization; Enforceability. The making, execution, delivery and performance of this Agreement and the Notes, and compliance with their respective terms, have been duly authorized by all necessary corporate action of the Company. This Agreement and the Notes are the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws generally affecting the rights of creditors and subject to general equity principles.

     8D. Absence of Conflicting Obligations; Defaults. The making, execution, delivery and performance of this Agreement and the Notes, and compliance with their respective terms, do not violate any presently existing provision of Law or the articles or certificate of incorporation or bylaws or other organizational document of the Company or any Subsidiary, or any agreement material to the business of the Company or any Subsidiary to which either the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective assets is bound. Neither the Company nor any Subsidiary is in default in the payment of the principal of or interest on any of its Indebtedness or in default under any instrument or instruments or agreements under and subject to which any Indebtedness has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time, or with the giving of notice, or both, would constitute an event of default thereunder or an Event of Default under this Agreement.

     8E. Taxes. Each of the Company and each Subsidiary has filed all federal, state, foreign and local tax returns which were required to be filed (subject to any valid extensions of the time for filing), the failure to file of which would have a material adverse effect on the Company’s or such Subsidiary’s business or financial condition, and has paid, or made provision for the payment of, all taxes owed by it, and no tax deficiencies have been assessed or, to the Company’s knowledge, proposed against the Company or any Subsidiary.

     8F. Absence of Litigation. Except as set forth on Schedule 8F, neither the Company nor any Subsidiary is a party to, and so far as is known to the Company there is no threat of, any litigation or administrative proceeding which would, if adversely determined, impair the ability of the Company to perform its obligations under this Agreement or the Notes, cause any material adverse change in the assets and properties of the Company or any Subsidiary, cause any material impairment of the right to carry on the business of the Company or any Subsidiary, or cause any material adverse effect on the financial condition of the Company or any Subsidiary.

     8G. Indebtedness. Neither the Company nor any Subsidiary has incurred any Indebtedness except for Permitted Indebtedness.

     8H. Title to Property. Each of the Company and each Subsidiary has good title to, or a valid leasehold interest in, all assets and properties necessary to conduct its business as now conducted or proposed to be conducted, and there are no Liens on any of the assets or properties of the Company or any Subsidiary other than Permitted Liens. Each of the Company and each Subsidiary has all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, reasonably necessary to conduct its business as now conducted or proposed to be conducted, and the Company does not know of any conflict with or violation of any valid rights of others with respect thereto.

     8I. ERISA. The Company has no knowledge that any Plan is in noncompliance in any material respect with the applicable provisions of ERISA or the Code. The Company has no knowledge of any pending or threatened litigation or governmental proceeding or investigation against or relating to any Plan, and has no knowledge of any reasonable basis for any material proceedings, claims or actions against or relating to any Plan. The Company has no knowledge that the Company has incurred any “accumulated funding deficiency” within the meaning of Section 302(a)(2) of ERISA in connection with any Plan. The Company has no knowledge that there has been any Reportable Event or Prohibited Transaction (as such terms are defined in ERISA) with respect to any Plan, the occurrence of which would have a material adverse effect on the business or condition (financial or otherwise) of the Company or any Subsidiary, or both, or that the Company or any Subsidiary, or both, has incurred any liability to the PBGC under Section 4062 of ERISA in connection with any Plan. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser’s representation in paragraph 9B.

      8J. Fiscal Year.  The Company's fiscal year ends on June 30.

     8K. Compliance With Laws.  Each of the Company and each subsidiary is in  compliance with all Laws applicable to the Company or any Subsidiary, their respective assets or operations, the failure to comply with which could have a material adverse effect on the Company’s or such Subsidiary’s business or financial condition.

     8L. Dump Sites. To the Company’s knowledge after reasonable investigation, with respect to any period during which the Company or any Subsidiary has occupied the Facilities and with respect to the time before the Company or any Subsidiary occupied the Facilities, no Person has caused or permitted petroleum products or hazardous substances or other materials to be stored, deposited, treated, recycled or disposed of on, under or at the Facilities, which materials, if known to be present, might require investigation, clean-up, removal or some other remedial action under Environmental Laws except as set forth in Schedule 8L hereto, and the Company hereby certifies to each Purchaser that all such petroleum products or hazardous substances or other materials are being stored, deposited, treated, recycled or disposed of in accordance with all applicable Environmental Laws and none of such items or matters shall have a material adverse effect upon the financial condition of the Company or any Subsidiary or any of their assets or properties.

     8M. Tanks. There are not now nor, to the Company’s knowledge after reasonable investigation, have there ever been tanks, containers or other vessels on, under or at the Facilities that contained petroleum products or hazardous substances or other materials which, if known to be present in soils or ground water, might require investigation, clean-up, removal or some other remedial action under Environmental Laws except for those tanks, containers or other vessels described in Schedule 8M hereto, and the Company hereby certifies to each Purchaser that all such tanks, containers or other vessels are being treated or have been treated in accordance with all applicable Environmental Laws and have not caused and shall not cause any material adverse effect upon the financial condition of the Company or any Subsidiary or any of their assets or properties.

     8N. Other Environmental Conditions. To the best of the Company’s knowledge after reasonable investigation, there are no conditions existing currently or likely to exist during the term of this Agreement or prior to the maturity date of the Notes that would subject the Company or any Subsidiary to damages, penalties, injunctive relief or clean-up costs under any Environmental Laws, or that might require investigation, clean-up, removal or some other remedial action by the Company or any Subsidiary under Environmental Laws except as set forth in Schedule 8N hereto, and the Company hereby certifies to each Purchaser that none of such conditions would cause a material adverse effect upon the financial condition of the Company or any Subsidiary or any of their properties or assets.

     8O. Environmental Judgments Decrees and Orders. No judgment, decree, order or citation related to or arising out of Environmental Laws is applicable to or binds the Company, any Subsidiary, the Facilities or the owner of any of the Facilities except as set forth in Schedule 8O hereto and the Company hereby certifies to each Purchaser that none of such matters shall have a material adverse affect upon the financial condition of the Company or any Subsidiary or any of their assets or properties.

     8P. Environmental Permits and Licenses. All permits, licenses and approvals required under Environmental Laws necessary for each of the Company and each Subsidiary to operate the Facilities and to conduct its business as now conducted or proposed to be conducted, which are currently obtainable have been obtained and are in full force and effect.

     8Q. Use of Proceeds. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any “margin stock” as defined in Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “margin stock”). The proceeds of sale of the Notes will be used to refinance existing Indebtedness of the Company and for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute the sale or purchase of any Notes a “purpose credit” within the meaning of such Regulation U. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Note to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect

     8R. Investment Company. Neither the Company nor any of its Subsidiaries is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (ii) a “holding company” or a “subsidiary company” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Energy Policy Act of 2005, as amended, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.

     8S. Accuracy of Information; Disclosure. All information, certificates, documents or statements by the Company given in, or pursuant to, this Agreement (whether in writing, by electronic messaging or otherwise) to any Purchaser by or on behalf of the Company were, are and shall be accurate, true and complete when given and none of such information, certificates, documents or statements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact or facts peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee), individually or in the aggregate, reasonably be expected to materially adversely affect the business, property or assets, or financial condition of the Company or any of its Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby, or that has been disclosed in a public filing with the Securities and Exchange Commission or a press release prior to the date hereof. Any financial projections delivered to any Purchaser on or prior to the date hereof are reasonable based on the assumptions stated therein and the best information available to the officers of the Company.

     8T. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than Institutional Investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction

     8U. Rule 144A. The Notes are not of the same class as securities of the Company, if any, listed on a national securities exchange, registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

8V. Foreign Assets Control Regulations, Etc.

     (i) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (ii) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

     (iii) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

     9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

     9A. Nature of Purchase. Such Purchaser is not acquiring the Notes to be purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser’s property shall at all times be and remain within its control.

     9B. Source of Funds. At least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

     (i) the Source is an “insurance company general account” (as that term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

     (ii) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

     (iii) the Source is either (a) an insurance company pooled separate account, within the meaning of PTE 90-1, or (b) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (iii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (iv) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iv); or

     (v) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such INHAM and (b) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (v); or

(vi)	the Source is a governmental plan; or

(vii)	the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (vii); or

     (viii) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms “employee benefit plan”, “governmental plan”, and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

     10. DEFINITIONS; ACCOUNTING MATTERS. For the purpose of this Agreement, the terms defined in paragraphs 10A and 10B (or within the text of any other paragraph) shall have the respective meanings specified therein and all accounting matters shall be subject to determination as provided in paragraph 10C.

     10A. Yield-Maintenance Terms.

     “Called Principal” shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or paragraph 4E or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     “Discounted Value” shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     “Reinvestment Yield” shall mean, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the display designated as “Page PX1” on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen or, if Bloomberg Financial Services shall cease to report such yields or shall cease to be Prudential Capital Group’s customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then Prudential Capital Group’s customary source of such information), or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such

Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Note.

     “Remaining Average Life” shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     “Remaining Scheduled Payments” shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     “Settlement Date” shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or paragraph 4E or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     “Yield-Maintenance Amount” shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. Other Terms.

     “Additional Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant) the subject matter of which either (i) is similar to that of any covenant in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive than those set forth herein or more beneficial to the holders of any Indebtedness (other than the Indebtedness evidenced by the Notes), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries (and such covenant or similar restriction shall be deemed an Additional Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenants in paragraph 5 or 6 of this Agreement, or related definitions in paragraph 10 of this Agreement.

     “Additional Default” shall mean any provision contained in any document evidencing Indebtedness (other than the Indebtedness evidenced by the Notes), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries, which permits the holder or holders of Indebtedness or obligations in respect of Swap Agreements to accelerate (with the passage of time or giving of notice or both) the maturity thereof, permits any such holder to terminate any such Swap Agreements or otherwise requires the Company or any Subsidiary to purchase any such Indebtedness or obligations in respect of Swap Agreements, prior to the stated maturity thereof and which either (i) is similar to any Default or Event of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement, but contains one or more percentages, amounts or formulas that is more restrictive or has a shorter grace period than those set forth herein or is more beneficial to the holders of any such Indebtedness or obligations in respect of Swap Agreements (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in paragraph 7 of this Agreement, or related definitions in paragraph 10 of this Agreement.

     “Affiliate” shall mean (i) with respect to any Person: (a) that directly or indirectly controls, or is controlled by, or is under common control with, the Company or any Subsidiary; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Company or any Subsidiary; (c) five percent (5%) or more of the voting stock of which Person is directly or indirectly beneficially owned or held by the Company or any Subsidiary; (d) that is an officer or director of the Company or any Subsidiary; (e) of which an Affiliate is an officer or director; or (f) who is related by blood, adoption or marriage to an Affiliate, and (ii) with respect to Prudential, shall include any managed account, investment fund or other vehicle for which Prudential or any Affiliate of Prudential acts as investment advisor or portfolio manager. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     “Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

     “Automatic Event of Default” shall mean any one or more of the following:

     (i) The Company or any Subsidiary shall become insolvent or generally not pay, or be unable to pay, or admit in writing its inability to pay, its debts as they mature; or

     (ii) The Company or any Subsidiary shall make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets; or

     (iii) The Company or any Subsidiary shall become the subject of an “order for relief” within the meaning of the United States Bankruptcy Code, or shall file a petition in bankruptcy, for reorganization or to effect a plan or other arrangement with creditors; or

     (iv) The Company or any Subsidiary shall have a petition or application filed against it in bankruptcy or any similar proceeding, or shall have such a proceeding commenced against it, and such petition, application or proceeding shall remain unstayed or undismissed for a period of sixty (60) days or more, or the Company or any Subsidiary shall file an answer to such a petition or application, admitting the material allegations thereof; or

     (v) The Company or any Subsidiary shall apply to a court for the appointment of a receiver or custodian for any of its assets or properties, or shall have a receiver or custodian appointed for any of its assets or properties, with or without consent, and such receiver shall not be discharged or dismissed within sixty (60) days after his appointment; or

     (vi) The Company or any Subsidiary shall adopt a plan of complete liquidation of its assets.

     “Bank” shall mean M&I Marshall & Ilsley Bank, a Wisconsin banking corporation.

     “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     “Change of Control” shall mean (a) a change in the power to direct or cause the direction of management and policies of the Company, either directly or indirectly, through the ownership of voting securities of the Company or by contract or otherwise or (b) any Person or group (within the meaning of Rule 13d-5, (as in effect on the date hereof, under the Securities Exchange Act of 1934, as amended) shall become the beneficial owner of more than 50% of the outstanding capital stock of the Company entitled to vote for the election of the board of directors or (c) during any period of twelve consecutive months individuals who at the beginning of such period constituted a majority of the board of directors of the Company (together with new directors whose election by such board or whose nomination for the election by the shareholders of the Company was approved by the majority of the directors still in office who were either directors at the beginning of such period or whose election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Company then in office or (d) any “Change in Control,” as defined in the Credit Agreement, has occurred or (e) any “Change of Control,” as defined in the Mass Mutual Agreement, has occurred.

     “closing” or “date of closing” shall have the meaning given in paragraph 2 hereof.

     “Code” shall mean the Internal Revenue Code of 1986, as amended.

     “Credit Agreement” shall mean the Loan Agreement, dated as of December 19, 2002, between the Company and the Bank, as amended by that certain Amendment No. 1 to Loan Agreement dated as of September 14 2004, as further amended by that certain Letter Agreement dated as of March 14, 2005, as further amended by that certain Letter Agreement dated as of June 30, 2005, as further amended by that certain Letter Agreement dated as of October 21, 2005, as further amended by the Credit Agreement Amendment, and as further amended, restated, supplemented or otherwise modified from time to time.

     “Credit Agreement Amendment” shall mean that certain Amendment No. 2 to Loan Agreement dated as of the date of closing.

     “Default” shall mean any event which would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     “Default Rate” shall mean a rate per annum from time to time equal to the greater of (i) 8.05%, or (ii) 2% over the rate of interest publicly announced by JPMorgan Chase Bank, National Association from time to time in New York City as its Prime Rate.

     “Domestic Subsidiary” shall mean any Subsidiary of the Company incorporated under the laws of any state in the United States.

     “EBITDA” shall mean the sum of (i) Net Income plus (ii) to the extent deducted in the calculation of Net Income, (a) interest expense, (b) depreciation and amortization expense, and (c) income tax expense; provided, however, such expenses are acceptable to the Required Holder(s) in their discretion; and EBITDA will be further adjusted to include EBITDA related to acquisitions which are permitted under paragraph 6C with adjustments made by the Company and approved by the Required Holder(s) in their judgment (which approval shall not be unreasonably withheld), all as determined for the Company and its Subsidiaries on a consolidated basis for the four fiscal quarters ending on the date of determination, without duplication, and in accordance with generally accepted accounting principles applied on a consistent basis.

     “Environmental Laws” means any Law, including any common law, which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, into air, water or groundwater, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including, but not limited to CERCLA as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, the Oil Pollution Act of 1990, as amended, any so-called “Superlien” law, and any other similar Federal, state or local statutes.

     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

     “Event of Default” shall mean any Automatic Event of Default or any Notice Event of Default.

     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     “Fixed Charge Coverage Ratio” shall mean the relationship, expressed as a numerical ratio of:

     (i) the result of (a) EBITDA, minus (i) income tax expense, minus (ii) capital expenditures not financed with Indebtedness (other than with proceeds of the Revolving Credit Loans (as defined in the Credit Agreement)), minus (iii) the aggregate of cash dividends paid by the Company to its shareholders minus (iv) the aggregate purchase price paid, or other consideration extended, by the Company for purchases, redemptions, retirements or other acquisitions by the Company of any of its stock; to

     (ii) the sum of (a) interest expense, plus (b) principal payments on Indebtedness (including with respect to leases that have been or should be capitalized according to generally accepted accounting principles), all as determined for the Company and its consolidated Subsidiaries for the four fiscal quarter period ending on the date of determination, without duplication, and in accordance with generally accepted accounting principles applied on a consistent basis.

     “including” shall mean, unless the context clearly requires otherwise, “including without limitation”, whether or not so stated.

     “Indebtedness” shall mean all liabilities or obligations of the Company or any Subsidiary, whether primary or secondary or absolute or contingent: (i) for borrowed money or for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business, which are not the result of any borrowing); (ii) as lessee under leases that have been or should be capitalized according to generally accepted accounting principles; (iii) evidenced by notes, bonds, debentures or similar obligations; (iv) under any guaranty or endorsement (other than in connection with the deposit and collection of checks in the ordinary course of business), and other contingent obligations to purchase, provide funds for payment, supply funds to invest in any Person, or otherwise assure a creditor against loss; or (v) secured by any Liens on assets of either the Company or any Subsidiary, whether or not the obligations secured have been assumed by the Company or any Subsidiary.

     “Institutional Investor” shall mean any insurance company, commercial, investment or merchant bank, finance company, mutual fund, registered money or asset manager, savings and loan association, credit union, registered investment advisor, pension fund, investment company, licensed broker or dealer, “qualified institutional buyer” (as such term is defined under Rule 144A promulgated under the Securities Act) or “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act).

     “Investment” shall mean: (i) any transfer or delivery of cash, stock or other property or value by such Person in exchange for Indebtedness, stock or any other security of another Person; (ii) any loan, advance or capital contribution to or in any other Person; (iii) any guaranty, creation or assumption of any liability or obligation of any other Person; and (iv) any investment in any fixed property or fixed assets other than fixed properties and fixed assets acquired and used in the ordinary course of the business of that Person.

     “Law” shall mean any federal, state, local or other law, rule, regulation or governmental requirement of any land, and the rules, regulations, written interpretations and orders promulgated thereunder.

     “Lien” shall mean, with respect to any asset: (i) any mortgage, pledge, lien, charge, security interest or encumbrance of any kind in respect of such asset; or (ii) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

     “Mass Mutual Agreement” shall mean that certain Note Agreement, dated as of June 1, 1996, between the Company and Massachusetts Mutual Life Insurance Company, as the same has been or may be amended, supplemented or otherwise modified from time to time.

     “Net Income” for any period shall mean the gross revenues of the Company and its Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating earnings or losses attributable to outstanding minority interests, but excluding in any event:

     (i) any gains or losses on the sale or other disposition of investments or fixed capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

     (ii) the proceeds of any life insurance policy;

     (iii) net earnings and losses of any Subsidiary accrued prior to the date it became a Subsidiary;

     (iv) net earnings and losses of any Person (other than a Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Subsidiary, realized by such Person prior to the date of such acquisition;

     (v) net earnings and losses of any Person (other than a Subsidiary) with which the Company or a Subsidiary shall have consolidated or which shall have merged into or with the Company or a Subsidiary prior to the date of such consolidation or merger,

     (vi) net earnings of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Subsidiary in the form of cash distributions;

     (vii) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Subsidiary;

(viii)	earnings resulting from any reappraisal, revaluation or write-up of assets;

(ix)	any deferred or other credit representing any excess of the equity in any

Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

     (x) any gain arising from the acquisition of any securities of the Company or any Subsidiary; and

     (xi) any reversal of any contingency reserve, which reversal is required to be disclosed in the financial statements of the Company in accordance with generally accepted accounting principles, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

     “Net Worth” shall mean the total amount of stockholders’ equity of the Company and its consolidated Subsidiaries as determined without duplication and in accordance with generally accepted accounting principles consistently applied.

     “Notes” shall have the meaning given in paragraph 1 hereof.

     “Notice Event of Default” shall mean any one or more of the following:

     (i) The Company shall fail: (a) to pay when due any principal of any Note; (b) to pay when due any interest on, or Yield-Maintenance Amount with respect to, any Note or any fee, expense or other amount due under this Agreement or any Note; or

     (ii) there shall be a default in the performance or observance of any of the covenants and agreements contained in paragraph 6 or paragraph 5A, 5B, 5D, 5F, 5J, 5K or 5M of this Agreement; or

     (iii) there shall be a default in the performance or observance of any of the other covenants, agreements or conditions contained in this Agreement or the Notes, and such default shall have continued for a period of thirty (30) calendar days after written notice from any holder of the Notes to the Company specifying such default and requiring it to be remedied; or

     (iv) any representation or warranty made by the Company in this Agreement or in any document or financial statement delivered pursuant to this Agreement shall prove to have been false in any material respect as of the time when made or given; or

     (v) any final judgment shall be entered against the Company or any Subsidiary which, when aggregated with other final judgments against the Company and its Subsidiaries, exceeds $1,000,000 in amount, and shall remain outstanding and unsatisfied, unbonded or unstayed after sixty (60) days from the date of entry thereof; provided that no final judgment shall be included in the calculation under this subsection to the extent that the claim underlying such judgment is covered by insurance and defense of such claim has been tendered to and accepted by the insurer without reservation; or

     (vi) (a) any Reportable Event (as defined in ERISA) shall have occurred which constitutes grounds for the termination of any Plan by the PBGC or for the appointment of a trustee to administer any Plan, or any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate court to administer any Plan, or the PBGC shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, or the Company or any trade or business which together with the Company would be treated as a single employer under Section 4001 of ERISA shall withdraw in whole or in part from a multi-employer Plan, and (b) the aggregate amount of the Company’s liability for all such occurrences, whether to a Plan, the PBGC or otherwise, may exceed $1,000,000, and such liability is not covered for the benefit of the Company or its Subsidiaries by insurance; or

     (vii) the Company or any Subsidiary shall: (a) fail to pay any amount of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration or otherwise) under any Indebtedness (other than the Notes or as provided in (viii)

below) in an aggregate amount of $1,000,000 or more and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness; or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness in an aggregate amount of $1,000,000 or more when required to be performed or observed, and such failure shall not be waived and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit acceleration of, with the giving of notice if required, the maturity of such Indebtedness; or

     (viii) the Company or any Subsidiary shall: (a) fail to pay any amount of principal or interest when due (whether by scheduled maturity, required prepayment, acceleration or otherwise) under any Indebtedness to any holder of the Notes (other than the Notes) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Indebtedness; or (b) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness to such holder of the Notes when required to be performed or observed, and such failure shall not be waived and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit acceleration of, with the giving of notice if required, the maturity of such Indebtedness; or

(ix) An “Event of Default” under the Mass Mutual Agreement has occurred.

     “Officer’s Certificate” shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

     “PBGC” shall mean the Pension Benefit Guaranty Corporation, or any successor or replacement entity thereto under ERISA.

     “Permitted Indebtedness” shall mean: (i) the Notes, (ii) Indebtedness under the Credit Agreement, which Indebtedness shall not exceed $40,000,000 at any time, provided that such Indebtedness is unsecured; (iii) purchase money Indebtedness secured by Purchase Money Liens, which Indebtedness shall not exceed $1,000,000 per year on a non-cumulative consolidated basis; (iv) unsecured accounts payable and other unsecured obligations of the Company or any Subsidiary incurred in the ordinary course of business of the Company or any Subsidiary and not as a result of any borrowing; (v) Indebtedness owed by the Company to a Subsidiary; and (vi) Indebtedness existing on the date of closing and set forth on Schedule 10B and refinancings thereof which does not increase the principal amount thereof or accelerate the amortization thereof.

     “Permitted Investments” shall mean:

(i)	Investments in insured savings accounts and certificates of deposit;

(ii)	bankers’ acceptances if issued by a bank organized under the laws of the

United States of America or any state therein having a combined capital and surplus in excess of $50,000,000 and having a maturity of not more than three months from the date of acquisition;

     (iii) Investments in prime commercial paper, rated either P-1 by Moody’s Investors Service or A-1 by Standard & Poor’s Rating Services, or “local rated” commercial paper from the Bank, maturing within one year of the date of acquisition;

     (iv) marketable obligations issued or guaranteed by the United States of America or any agency thereof having a maturity of not more than one year from the date of acquisition;

     (v) Investments in money market instruments or funds;

     (vi) Investments in Subsidiaries and other Investments (a) in existence on December 19, 2002 and, to the extent they consist of loans, refinancings thereof or amendments or modifications thereto which do not have the effect of increasing the principal amount thereof or accelerating the amortization thereof and (b) to the extent permitted under paragraph 6C of this Agreement; and

    (vii) Loans to Subsidiaries;

     “Permitted Liens” shall mean:

(i)	Liens in favor of the holders of the Notes;

(ii)	Liens for taxes, assessments, or governmental charges, or levies that are not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

     (iii) easements, restrictions, minor title irregularities and similar matters which have no material adverse effect as a practical matter upon the ownership and use of the affected property;

     (iv) Liens or deposits in connection with workmen’s compensation, unemployment insurance, social security, ERISA or similar legislation or to secure customs’ duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of borrowed money) or deposits required by law as a condition to the transaction of business or other liens or deposits of a like nature made in the ordinary course of business;

     (v) Purchase Money Liens securing purchase money Indebtedness which is permitted hereunder, and

     (vi) Liens existing on the date of closing as set forth on Schedule 10B.

     “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization and a government or any department or agency thereof.

     “Plan” shall mean each pension, profit sharing, stock bonus, thrift, savings and employee stock ownership plan established or maintained, or to which contributions have been made, by Borrower or any Subsidiary or any trade or business which together with Borrower or any Subsidiary would be treated as a single employer under Section 4001 of ERISA.

     “Proposed Prepayment Date” shall have the meaning given in paragraph 4E(4) hereof.

     “Prudential” shall mean The Prudential Insurance Company of America.

     “Purchase Money Liens” shall mean Liens securing purchase money Indebtedness incurred in connection with the acquisition of capital assets by the Company or any Subsidiary in the ordinary course of business, provided that such Liens do not extend to or cover assets or properties other than those purchased in connection with the purchase in which such Indebtedness was incurred and that the obligation secured by any such Lien so created shall not exceed one hundred percent (100%) of the cost of the property covered thereby.

     “Purchasers” shall have the meaning given in the introductory paragraph hereof.

     “Required Holder(s)” shall mean the holder or holders of more than 50% of the aggregate principal amount of the Notes from time to time outstanding.

     “Responsible Officer” shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

     “Securities Act” shall mean the Securities Act of 1933, as amended.

     “Significant Holder” shall mean (i) each Purchaser, so long as such Purchaser or any of its Affiliates shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other Person which, together with its Affiliates, is the holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

     “Subsidiary” shall mean any corporation, more than fifty percent (50%) of the outstanding stock of which (of any class or classes, however designated, having ordinary voting power for the election of at least a majority of the members of the board of directors of such corporation, other than stock having such power only by reason of the happening of a contingency) shall at all time be owned by the Company directly or through one or more Subsidiaries.

     “Swap Agreement” shall mean any agreement governing any transaction now existing or hereafter entered into between the Company and the Bank or any of the Bank’s subsidiaries or affiliates or their successors, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     “Total Funded Debt” shall mean (i) all Indebtedness for borrowed money (including without limitation, Indebtedness evidenced by promissory notes, bonds, debentures and similar interest-bearing instruments), plus (ii) all purchase money Indebtedness, plus (iii) the principal portion of capital lease obligations, plus (iv) the maximum amount which is available to be drawn under letters of credit then outstanding, all as determined for the Company and its consolidated Subsidiaries as of the date of determination, without duplication, and in accordance with generally accepted accounting principles applied on a consistent basis.

     “Transferee” shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

     “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     10C. Accounting and Legal Principles, Terms and Determinations. All references in this Agreement to “generally accepted accounting principles” shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5D or, if no such statements have been so delivered, the most recent audited financial statements referred to in paragraph 8B. Any reference herein to any specific citation, section or form of law, statute, rule or regulation shall refer to such new, replacement or analogous citation, section or form should citation, section or form be modified, amended or replaced.

     11. MISCELLANEOUS.

     11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser’s account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A. No holder shall be required to present or surrender any Note or make any notation thereon, except that upon the written request of the Company made concurrently with or reasonably promptly after the payment or prepayment in full of any Note, the applicable holder shall surrender such

Note for cancellation, reasonably promptly after such request, to the Company at its principal office.

     11B. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including:

     (i) (a) all stamp and documentary taxes and similar charges, (b) costs of obtaining a private placement number from Standard and Poor’s Ratings Group for the Notes and (c) fees and expenses of brokers, agents, dealers, investment banks or other intermediaries or placement agents, in each case as a result of the execution and delivery of this Agreement or the issuance of the Notes;

     (ii) document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or such Transferee in connection with (a) this Agreement and the transactions contemplated hereby and (b) any subsequent proposed waiver, amendment or modification of, or proposed consent under, this Agreement, whether or not such proposed waiver, amendment, modification or consent shall be effected or granted;

     (iii) the costs and expenses, including attorneys’ and financial advisory fees, incurred by such Purchaser or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee’s having acquired any Note, including without limitation costs and expenses incurred in any workout, restructuring or renegotiation proceeding or bankruptcy case; and

     (iv) any judgment, liability, claim, order, decree, cost, fee, expense, action or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.

     The Company also will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser’s or holder’s written instruction) for all fees and costs paid or payable by such Purchaser or holder to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with such Securities Valuation Office or any successor organization acceding to the authority thereof.

     The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or Transferee and the payment of any Note.

     11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate, method of computation or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of any Note. As used herein and in the Notes, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to (i) reflect any principal amount not evenly divisible by $100,000 or (ii) enable the registration of transfer by a holder of its entire holding of Notes; provided, however, that no such minimum denomination shall apply to Notes issued upon transfer by any holder of the Notes to Prudential or any of Prudential’s Affiliates or to any other entity or group of Affiliates with respect to which the Notes so issued or transferred shall be managed by a single entity. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder’s attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

     11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the Purchasers and the Company with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     11G. Successors and Assigns. All covenants and other agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not (i) avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists or (ii) in any way prejudice an attempt by the holder of any Note to prohibit through equitable action or otherwise the taking of any action by the Company or any Subsidiary which would result in a Default or Event of Default.

     11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at Twin Disc, Incorporated, 1328 Racine Street, Racine, Wisconsin, 53403, Attention: Vice President –Finance, Chief Financial Officer and Secretary, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

     11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Yield-Maintenance Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

     11L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

     11M. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE NOTES MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS IN COOK COUNTY, ILLINOIS, OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN PARAGRAPH 11I, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT OR SUCH JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN ANY OF THE AFORESAID COURTS AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO

THE EXTENT THAT THE COMPANY HAS OR MAY HEREAFTER ACQUIRE IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE WITH RESPECT TO ITSELF OR ITS PROPERTY), THE COMPANY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     11N. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11O. Descriptive Headings; Advice of Counsel; Interpretation. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Each party to this Agreement represents to the other parties to this Agreement that such party has been represented by counsel in connection with this Agreement and the Notes, that such party has discussed this Agreement and the Notes with its counsel and that any and all issues with respect to this Agreement and the Notes have been resolved as set forth herein. No provision of this Agreement or the Notes shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, drafted or dictated such provision.

     11P. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     11Q. Severalty of Obligations. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. No failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

     11R. Independent Investigation. Each Purchaser represents to and agrees with each other Purchaser that it has made its own independent investigation of the condition (financial and otherwise), prospects and affairs of the Company and its Subsidiaries in connection with its purchase of the Notes hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Company. No holder of Notes shall have any duties or responsibility to any other holder of Notes, either initially or on a continuing basis, to make any such investigation or appraisal or to provide any credit or other information with respect thereto. No holder of Notes is acting as agent or in any other fiduciary capacity on behalf of any other holder of Notes.

     11S. Directly or Indirectly. Where any provision in this Agreement refers to actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question in taken directly or indirectly by such Person.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURES ON THE FOLLOWING PAGE.]

     11T. Binding Agreement. When this Agreement is executed and delivered by the Company and each of the Purchasers it shall become a binding agreement between the Company and each of the Purchasers.

Very truly yours,

                              TWIN DISC, INCORPORATED

                                                                                                                                             By: ________________________________

                                                                                                                                                  Name:___________________________

                                                                                                                                                 Title:  ____________________________

The foregoing Agreement
is hereby accepted as of the
date first above written

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:
______________________________
Vice President

PRUCO LIFE INSURANCE COMPANY

By:
___________________________________
Vice President

PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY

By:
___________________________________
Vice President

SECURITY BENEFIT LIFE INSURANCE COMPANY, INC.

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By: ________________________________
Vice President

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

By:	Prudential Investment Management, Inc.,
as investment manager

By: _____________________________________
Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By: ______________________________
Vice President

	PURCHASER SCHEDULE

	Aggregate
	Principal
	Amount of	Note
	Notes	Denomination(s)
	to be Purchased

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA	$6,370,000.00	$6,370,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account Name: The Prudential - Privest Portfolio Account No.: P86189 (please do not include spaces)

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Each such wire transfer shall set forth the name of the Company, a reference to "6.05% Senior Notes due April 10, 2016, Security No. INV10735, PPN _____"

 and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor

	100	Mulberry Street

Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza

	180	North Stetson, Suite 5600 Chicago, IL 60601-6716

1

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza 180 North Stetson, Suite 5600 Chicago, IL 60601-6716

Attention: Armando M. Gamboa Telephone: (312) 540-4203

(6)	Tax Identification No.: 22-1211670

2

	Aggregate
	Principal
	Amount of	Note
	Notes	Denomination(s)
	to be Purchased

PRUCO LIFE INSURANCE COMPANY	$10,000,000.00	$10,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account No.: P86192 (please do not include spaces) Account Name: Pruco Life Private Placement

Each such wire transfer shall set forth the name of the Company, a reference to "6.05% Senior Notes due April 10, 2016, Security No. INV10735, PPN
_____
", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor

	100	Mulberry Street

Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company c/o Prudential Capital Group Two Prudential Plaza

	180	North Stetson, Suite 5600 Chicago, IL 60601-6716

3

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza 180 North Stetson, Suite 5600 Chicago, IL 60601-6716

Attention: Armando M. Gamboa Telephone: (312) 540-4203

(6)	Tax Identification No.: 22-1944557

4

	Aggregate
	Principal
	Amount of	Note
	Notes	Denomination(s)
	to be Purchased

PRUCO LIFE INSURANCE COMPANY OF	$1,300,000.00	$1,300,000.00
NEW JERSEY

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account No.: P86202 (please do not include spaces) Account Name: Pruco Life of New Jersey Private Placement

Each such wire transfer shall set forth the name of the Company, a reference to "6.05% Senior Notes due April 10, 2016, Security No. INV10735, PPN _____",

 and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company of New Jersey c/o The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor

	100	Mulberry Street

Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company of New Jersey c/o Prudential Capital Group Two Prudential Plaza

	180	North Stetson, Suite 5600

5

Chicago, IL 60601-6716

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza 180 North Stetson, Suite 5600 Chicago, IL 60601-6716

Attention: Armando M. Gamboa Telephone: (312) 540-4203

(6)	Tax Identification No.: 22-2426091

6

	Aggregate
	Principal
	Amount of	Note
	Notes	Denomination(s)
	to be Purchased

AMERICAN SKANDIA LIFE ASSURANCE
CORPORATION	$1,200,000.00	$1,200,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank New York, NY ABA No.: 021-000-021

Account No.: P86259 (please do not include spaces) Account Name: American Skandia Life - Private Placements

Each such wire transfer shall set forth the name of the Company, a reference to "6.05% Senior Notes due April 10, 2016, Security No. INV10735, PPN _____"

and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor

	100	Mulberry Street

Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza

	180	North Stetson, Suite 5600 Chicago, IL 60601-6716

7

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (888) 889-3832

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza 180 North Stetson, Suite 5600 Chicago, IL 60601-6716

Attention: Armando M. Gamboa Telephone: (312) 540-4203

(6)	Tax Identification No.: 06-1241288

8

	Aggregate
	Principal
	Amount of	Note
	Notes	Denomination(s)
	to be Purchased

MUTUAL OF OMAHA INSURANCE	$3,115,000.00	$3,115,000.00
COMPANY

(1)	All principal, interest and Yield-Maintenance Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
ABA No.: 021-000-021
Private Income Processing
For Credit to account: 900-9000200
For further credit to Company Name: Mutual of
Omaha Insurance
Company
For further credit to Account Number: G09587

Each such wire transfer shall set forth the name of the Company, a reference to "6.05% Senior Notes due April 10, 2016, PPN ___" and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)	All payments, other than principal, interest or Yield- Maintenance Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank ABA No.: 021-000-021 Account No.: G09587

Account Name: Mutual of Omaha Insurance Co.

Each such wire transfer shall set forth the name of the Company, a reference to "6.05% Senior Notes due April 10, 2016, PPN ___" and the due date and application (e.g., type of fee) of the payment being made.

9

(3)		Address for all notices relating to payments:

JPMorgan Chase Bank

14201 Dallas Parkway - 13th Floor Dallas, TX 75254-2917

Attention: Income Processing - G. Ruiz a/c: G09587

(4)		Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza

	180	North Stetson, Suite 5600

Chicago, IL 60601-6716

Attention: Managing Director

(5)		Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

JPMorgan Chase Bank

	4	New York Plaza

Ground Floor Receive Window New York, NY 10004

Please include in the cover letter accompanying the Notes a reference to the Purchaser's account number (Mutual of Omaha Insurance Company; Account Number: G09587).

(b) Send copy by nationwide overnight delivery service to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102

Attention: Trade Management, Manager Telephone: (973) 367-3141

(6) Tax Identification No.: 47-0246511

10

11

	Aggregate
	Principal
	Amount of	Note
	Notes	Denomination(s)
	to be Purchased

SECURITY BENEFIT LIFE INSURANCE	$3,015,000.00	$3,015,000.00
COMPANY, INC.

Notes/Certificates to be registered in the name of:
UMBTRU&CO

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

UMB Bank N.A. ABA No.: 101000695

Account Name: Trust Operations Account No.: 9870161974

Reference: Security Benefit Life Ins. Co. Acct. #126139.1

Each such wire transfer shall set forth the name of the Company, a reference to "6.05% Senior Notes due April 10, 2016, PPN ____" and the due date and application (as among principal, interest and Yield- Maintenance Amount) of the payment being made.

(2)	All notices of payments and written confirmations of such wire transfers:

UMB Bank

	928	Grand Blvd., 10th Floor

Kansas City, MO 64106

Attention: Mike Ortiz

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza

	180	North Stetson, Suite 5600 Chicago, IL 60601-6716

12

Attention: Managing Director

(4)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to:

United Missouri Bank DTC/NY WINDOW Account: 2450 UMB Bank

FFC: Security Benefit-Private Placement, Account Number: 690308200 55 Water Street Concourse Level New York, NY 10041

         (b) Send copy by nationwide overnight delivery service to:

              Prudential Capital Group
              Gateway Center 4
              100 Mulberry, 7th Floor
               Newark, NJ 07102

Attention: Trade Management, Manager Telephone: (973) 367-3141

(5) Tax Identification No.: 43-6295832

13

EXHIBIT A
[FORM OF NOTE]
TWIN DISC, INCORPORATED
6.05% SENIOR NOTE DUE APRIL 10, 2016
No. _____	[Date]
$________

     FOR VALUE RECEIVED, the undersigned, TWIN DISC, INCORPORATED, a corporation organized and existing under the laws of the State of Wisconsin (herein called the"Company, hereby promises to pay to _________________________, or registered assigns, the principal sum of ______________________DOLLARS on ___________, __________, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 6.05% per annum (or, during any period when an Event of Default shall be in existence, at the election of the Required Holder(s) at the Default Rate (as defined below)) from the date hereof, payable quarterly on the 10th day of July, October, January and April in each year, commencing with the July, October, January or April next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of Yield-Maintenance Amount and, to the extent permitted by applicable law, any overdue payment of interest, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate. The “Default Rate” shall mean a rate per annum from time to time equal to the greater of (i) 8.05% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank from time to time in New York City as its Prime Rate.

     Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of JPMorgan Chase Bank in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

     This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to a Note Agreement, dated as of April 10, 2006 (herein called the “Agreement”), among the Company and the original purchasers of the Notes named in the Purchaser Schedule attached thereto and is entitled to the benefits thereof.

     This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat

A-1

the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

     The Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration (except to the extent required in the Agreement), protest and diligence in collecting in connection with this Note, whether now or hereafter required by applicable law.

     In case an Event of Default shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

     Capitalized terms used herein which are defined in the Agreement and not otherwise defined herein shall have the meanings as defined in the Agreement.

     THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF ILLINOIS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF SUCH STATE (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS NOTE TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH THE LAWS OF ANY OTHER JURISDICTION).

                                                                                                                                                                           TWIN DISC, INCORPORATED

                                                                                                                                                                           By: ___________________________________

                                                                                                                                                                           Title: __________________________________

A-2

EXHIBIT B

[FORM OF DISBURSEMENT DIRECTION LETTER]

[On Company Letterhead - place on one page]

[Date]

The Prudential Insurance Company of America
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey
Security Benefit Life Insurance Company, Inc.
American Skandia Life Assurance Corporation
Mutual of Omaha Insurance Company
c/o Prudential Capital Group
Two Prudential Plaza
Chicago, Illinois 60601

Re: 6.05% Senior Notes due April _____, 2016 (the “Notes”)

Ladies and Gentlemen:

     Reference is made to that certain Note Agreement (the “Note Agreement”), dated April _____, 2006, between Twin Disc, Incorporated, a Wisconsin corporation (the “Company”), and you. Capitalized terms used herein shall have the meanings assigned to such terms in the Note Agreement.

     You are hereby irrevocably authorized and directed to disburse the $_____ purchase price of the Notes by wire transfer of immediately available funds to [bank name and address], ABA # ________, for credit to the account of the __________, account no. __________.

     Disbursement when so made shall constitute payment in full of the purchase price of the Notes and shall be without liability of any kind whatsoever to you.

                                                                                                                                                                                              Very truly yours,

                                                                                                                                                                                              Twin Disc, Incorporated

                                                                                                                                                                                               By:

                                                                                                                                                                                               Title:

B-1

EXHIBIT C

[FORM OF OPINION OF COMPANY’S COUNSEL]

[Letterhead of von Briesen & Roper, s.c.]

April 10, 2006

The Prudential Insurance Company of America
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey
Security Benefit Life Insurance Company, Inc.
American Skandia Life Assurance Corporation
Mutual of Omaha Insurance Company
c/o Prudential Capital Group
Two Prudential Plaza
Chicago, Illinois 60601

Ladies and Gentlemen:

     We have acted as counsel for Twin Disc, Incorporated (the “Company”) in connection with the Note Agreement, dated as of April 10, 2006, among the Company and you (the “Note Agreement”), pursuant to which the Company has issued to you today the 6.05% Senior Notes due April 10, 2016 of the Company in the aggregate principal amount of $25,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3C of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

     In rendering the opinions and confirmations set forth herein, we have examined originals or copies of:

(i)	the Articles of Incorporation of the Company ("Articles of Incorporation");

(ii)	the Bylaws of the Company, as amended ("Bylaws");

(iii)	certain resolutions of the Board of Directors of the Company;

(iv)	a Certificate of Good Standing for the Company dated March 23, 2006, and issued by the Department of Financial Institutions for the State of Wisconsin

(v)	the Note Agreement and form of Note (the “Operative Documents”);

(vi)	Loan Agreement between the Company and M&I Marshall & Ilsley Bank, as amended by Amendment No. 1 to the Loan Agreement dated as of September 13,

2004, a Letter Agreement dated as of March 14, 2005, a Letter Agreement dated as of June 30, 2005, and a Letter Agreement dated as of October 21, 2005;

(vii)	Amendment No. 2 to the Loan Agreement between the Company and M&I Marshall & Ilsley Bank, dated as of April 10, 2006;

(viii)	Letter dated March 10, 2006, from Prudential Financial to the Company regarding employee benefit plans that participate to the extent of 10% or more in a separate account that will be allocated part of the issue of Notes; and

(ix)	such other documents and records as we have deemed necessary and relevant for purposes hereof.

     In addition, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have without independent investigation relied solely upon such certificates of public officials and of officers of the Company with respect to the accuracy of all factual matters contained therein; nothing, however, has come to our attention to cause us to believe that any such factual matters are untrue. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by each of you in paragraph 9A of the Note Agreement.

     For purposes of this opinion, we have assumed, with your permission: that all items submitted to us as originals are authentic and all signatures thereon are genuine (except that such assumption does not apply to signatures of the Company with respect to the Note Agreement and Notes and related documents executed by the Company in connection with the transactions contemplated thereby); all items submitted to us as copies conform to the originals; all items submitted to us as unexecuted drafts have been submitted to us in final form and have been or shall be executed substantially in the form provided and without revision to the obligations of the Company contained therein; and there are no agreements, course of dealing, usage of trade, or other arrangements between any of the parties that would alter the agreements set forth in the Note Agreement or the opinions set forth herein.

Based on the foregoing, it is our opinion that:

     1. The Company and each of its Domestic Subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the State of its organization. To our knowledge, the Company and each of its Domestic Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction where the ownership of property by it or the nature of the business conducted thereby makes such qualification necessary. To our knowledge, the Company and each of its Domestic Subsidiaries has all requisite corporate power to conduct its business as currently conducted and as currently proposed to be conducted.

     2. The Company has all requisite corporate power to execute, deliver and perform its obligations under the Note Agreement and the Notes. The Note Agreement and the Notes have been duly authorized by all requisite corporate action on the part of the Company and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms.

     3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

     4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     5. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Domestic Subsidiaries, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the articles or by-laws of the Company or any of its Domestic Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or, to our knowledge and without having made due inquiry with respect thereto, any agreement (including, without limitation, any agreement listed in Schedule 8G to the Note Agreement), instrument, order, judgment or decree to which the Company or any of its Domestic Subsidiaries is a party or otherwise subject.

     6. The Company is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, (b) a “holding company” of a “public utility company” of an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Energy Policy Act of 2005, as amended, or (c) a “public utility” within the meaning of the Federal Power Act, as amended.

     7. To our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any governmental authority either (i) with respect to the Note Agreement or the Notes or (ii) that, individually or in the aggregate, could reasonably be expected to have a (material adverse effect on the business, assets, liabilities, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

     The opinions set forth above are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or transfer, equitable subordination, reorganization, moratorium, bulk transfer or similar laws affecting creditors’ rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and by limitations on the availability of specific performance, injunctive relief or other equitable remedies and by public policy considerations which, among other things, limit or restrict any agreement of Company in the Note Agreement relating to indemnification, contribution or exculpation of costs, expenses or liabilities incurred by you in connection with the transactions contemplated by such documents.

     Our opinion set forth in Paragraph 1, above, is based solely upon the Certificates of Status from the Wisconsin Department of Financial Institutions and from the States of Florida, Maryland, Texas, Illinois, Oregon, Washington, Delaware and North Carolina, true and correct copies of which are attached hereto as Exhibits A through K, respectively.

     Wherever we indicate that our opinion with respect to the existence or absence of fact is “to our knowledge” or the like, our opinion is, with your permission, based solely on the current awareness of facts or other information of the attorneys currently with our firm who have represented the Company in connection with the transactions contemplated by the Note Agreement.

     We note that the Operative Documents purport to be governed by the laws of the State of Illinois. We have not undertaken any research for purposes of determining, and we express no opinion concerning, the laws or jurisdiction of any other state, whether one or more, whose laws and requirements apply to the Company or the Purchasers or of any of the transactions set forth in the Operative Documents. Except as otherwise limited or qualified herein, our opinions cover only Wisconsin law and the relevant law of the United States and we have assumed, with your permission and without any investigation that the laws of the State of Illinois are identical to those of the State of Wisconsin.

     This opinion letter speaks only as of the date of this letter. This opinion letter is furnished to you at the request of the Company solely in connection with the transactions described above and may not be relied upon by anyone other than the addressees of this letter and any Transferees, and may be relied upon only in connection with this transaction. This opinion may not be used or relied upon by or copied, published or communicated to any other party for any purpose whatsoever without our prior written approval in each instance, except as may be required by any court or other governmental or regulatory authority (including the National Association of Insurance Commissioners) or in connection with any litigation or other proceeding to which this opinion letter may be relevant.

Very truly yours,

[FORM OF COMPLIANCE CERTIFICATE]

COMPLIANCE CERTIFICATE

The Prudential Insurance Company of America
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey
Security Benefit Life Insurance Company, Inc.
American Skandia Life Assurance Corporation
Mutual of Omaha Insurance Company
c/o Prudential Capital Group
Two Prudential Plaza
Chicago, Illinois 60601

Re: Twin Disc, Incorporated

Gentlemen:

     This Compliance Certificate is delivered to you pursuant to the terms of a Note Agreement dated as of April 10, 2006 (the "Note Agreement") between Twin Disc, Incorporated (the "Company") and you. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Note Agreement.

     The undersigned hereby represents and warrants on behalf of the Company (and not in his individual capacity) to each of you that:

     1. The undersigned is an officer of the Company and is duly authorized to execute and deliver this Compliance Certificate.

     2. The representations and warranties of the Company contained in the Note Agreement are true and accurate in all material respects on and as of the date of this Compliance Certificate.

     3. No Default or Event of Default under the Note Agreement has occurred and is continuing.1

     4. Enclosed with this certificate are the financial statements described in paragraph 5D(i) [or: 5D(ii)] of the Note Agreement for the quarter [or: year] ended ___________, 200_ (the "Financials"). To the best of our knowledge, the Financials were prepared in accordance with generally accepted accounting principles and fairly present, in all material respects, the financial condition and results of operations of the Company and its Subsidiaries as of the date

     1 If a Default or an Event of Default exists, specify (a) the facts and circumstances of such Default or Event of Default, and (b) the actions that the Company has taken, is taking or proposes to take to remedy such Default or Event of Default.

D-1

of, and for the period covered by, the Financials, subject to audit and normal year-end adjustments.2

5.	As determined pursuant to the Note Agreement and based on the consolidated
Financials for the Company and all consolidated Subsidiaries:

	A.	the Total Funded Debt to EBITDA Ratio
		as of _________, 200__ is:	____________:1.0

the maximum Total Funded Debt to
		EBITDA Ratio covenant is:	2.50 : 1.0

	B.	the Net Worth as of __________ , 200__ is:	$_________

		the Net Worth covenant is:	$70,321,000 plus 35% of the
positive consolidated Net
Income for each fiscal
quarter from and after
December 31, 2002 on a
cumulative basis
[any adjustment for
pension liabilities
permitted by
paragraph 5M(i)(b) is
$_________]

	C.	the EBITDA as of
		_______________ ,200___ is:	$____________

		the minimum EBITDA covenant is:	$11,000,000

Dated: ______________ , 200__.

TWIN DISC, INCORPORATED

By:
	Its:	Vice President-Finance, Chief Financial
Officer and Secretary

     2 For the certificate delivered with the annual financial statements, delete the phrase “subject to audit and normal year-end adjustments.”

D-2

SCHEDULE 8A

COMPANY’S SUBSIDIARIES AND THE COMPANY'S PERCENTAGE OWNERSHIP OF EACH

	SUBSIDIARY	DOMESTIC	COMPANY’S OWNERSHIP
		SUBSIDIARY

1.	Twin Disc	NO	100%
	International, S.A. (a
	Belgian corporation)

2.	Twin Disc Italia S.R.L.	NO	100%
	(an Italian corporation)

3.	Twin Disc (Pacific)	NO	100%
	Pty. Ltd. (an Australian
	corporation)

4.	Twin Disc (Far East)	YES	100%
	Ltd. (a Delaware
	corporation operating
	in Singapore)

5.	Mill-Log Equipment	YES	100%
	Co., Inc. (an Oregon
	corporation)

6.	Mill-Log Marine, Inc.	YES	100%
	(an Oregon
	corporation)

7.	Mill-Log Wilson	NO	100%
	Equipment, Ltd. (a
	Canadian corporation)

8.	Twin Disc Southeast	YES	100%
	Inc. (a Florida
	corporation)

9.	Technodrive S.p.A. (an	NO	100%
	Italian corporation)

10.	Nico Transmission Co.,	NO	66%
	Ltd (a Japanese

corporation)

11.	Rolla SP Propellers SA	NO	100%
(a Swiss corporation)

SCHEDULE 8F

LITIGATION

None

SCHEDULE 8L

DUMP SITES

Plant 3 Broach Pit. The Company has identified oil and VOC contamination of soil and groundwater immediately beneath the building identified as Plant 3. This contamination is believed to be attributable to operation of the broach prior to December of 1995. The Company is engaged in ongoing site investigation and remediation under the auspices of the Wisconsin Department of Natural Resources (“WDNR”) principally involving pumping of contaminated groundwater.

Plant 3 Coolant Release. In October 2002, the Company detected the release of coolant into the soil at Plant 3. The spill was reported to WDNR, and the Company is engaged in ongoing site investigation and remediation under the auspices of the WDNR, principally involving pumping of contaminated groundwater.

SCHEDULE 8M

TANKS

The Company has several aboveground storage tanks (ASTS) at its Plant 1 location. The ASTs are located in the waste storage room and contain waste coolant/washing solution, waste oil, and a series of tanks utilized for the make-up of fresh coolant.

The Company has approximately 26 ASTs at its Plant 3 site, ranging in size from 250 gallons up to approximately 2,250 gallons. Included in these 26 tanks are nine 600-gallon storage tanks utilized for the storage of bulk liquids. These nine ASTs contain:

Ml -		DTE 25 Lube Oil
M2	-	Omnicrom Cutting Oil
M3	-	Metcut G Cutting fluid
M4	-	Delvac 10W Engine Oil
M5	-	Velocite 6 Hydraulic Fluid
M6	-	MobilMet Nu Cutting Oil

M1B - DTE 25 Lube Oil
M2B - Omnicron Cutting Oil
M3B - Metcut G Cutting Fluid

The remaining Plant 3 ASTs contain waste coolant/washing solution, waste oil, and a series of tanks utilized for the make-up of fresh coolant.

The Company also maintains a 2,425-gallon diesel fuel tank located at its research and development facility.

SCHEDULE 8N

OTHER ENVIRONMENTAL CONDITIONS

MIG/DeWane Superfund Site - Rockford, Illinois. The Company has been identified as a potentially responsible party (PRP) at this site. The Company has cooperated with other PRPs as well as state and federal authorities in the investigation of this site. The Company has entered into a cashout settlement of its liability at the MIG/DeWane site with a principal site PRP, the terms of which have been incorporated into a consent decree with the State of Illinois that was entered on March 23, 2006.

IPC Superfund Site - Rockford, Illinois. The Company has been named as a PRP with respect to this site. The Company has cooperated with other PRPs as well as state and federal authorities in the investigation of this site. The Company has entered into a cashout settlement of its liability at the IPC site with the principal site PRPs, the terms of which have been incorporated into a consent decree with the State of Illinois that was entered on November 8, 2005.

SCHEDULE 8O

ENVIRONMENTAL JUDGMENTS, DECREES, AND ORDERS

The Company has entered into consent decrees in connection with the MIG/DeWane and IPC Superfund Sites referenced in Schedule 8N.

SCHEDULE 10B

EXISTING INDEBTEDNESS AND EXISTING LIENS

Indebtedness of the Company and its Subsidiaries existing on the date of closing are as follows:

		Available	Outstanding
	Name of Lender	Funds	April 7, 2006

Twin Disc,	M&I Marshall & Ilsley Bank	$35,000,000	$11,750,000
Incorporated

Twin Disc,	Massachusetts Mutual Life	$2,855,745	$2,855,745
Incorporated	Insurance Co. and American
	Family Life Insurance Co.

Twin Disc	ING Credit Line	€1,860,000	None
International S.A.
	ING Bank Guarantees	€770,000	€770,000

Technodrive S.p.A	Cassa di Risparmio di Cento	€711,429	€711,429

Rolla	Credit Suisse	CHF3,800,000	CHF3,800,000

Twin Disc (Far East)	Standard Chartered Bank	SGD800,000	None
Ltd.

Twin Disc Italia SrL	Banca CR Firenze	€1,050,000	None

Liens of the Company and its Subsidiaries existing on the date of closing are as follows:

None.

CH2\ 1383619.7